AMHN, Inc. 8-K
Exhibit 10.01

STOCK PURCHASE AGREEMENT

This stock purchase agreement (this “Agreement”), dated September 8, 2011 is made by and between AMHN, Inc., a Nevada corporation (the “Company”), Pernix Therapeutics, LLC a Louisiana limited liability company (“Purchaser”), and solely for purposes of Section 5, VitaMedMD, LLC, a Delaware limited liability company (“VitaMed”).  Collectively, the Company and Purchaser are referred to herein as the “Parties.”

RECITALS

WHEREAS, the Company and VitaMed are parties to that certain Agreement and Plan of Merger dated July 18, 2011 (the “Merger Agreement”) by and among VitaMed, the Company and VitaMed Acquisition, LLC, a Delaware limited liability company; and

WHEREAS, the Company desires that the Purchaser invest in the Company and the Purchaser would like to purchase shares of the Company’s common stock in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, the Parties mutually agree as follows:

1.           Sale and Purchase of Shares

Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Company, and the Company agrees to sell to the Purchaser, 2,631,579 shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (the ”Common Stock”) at a purchase price of Thirty-Eight Cents ($.38) per share or a total purchase price of One Million Dollars ($1,000,000) (“Purchase Price”).  The sale and transfer of the Shares shall be effective as of the Closing Date (defined below).  .

2.           Closing

2.1           Closing.  The closing (the “Closing”) shall take place on the next business day following the closing of the transactions contemplated by the Merger Agreement (the “Closing Date”).  If the Closing has not occurred by October 31, 2011 (or such other later date as the Parties may, by mutual written agreement, determine), this Agreement will terminate and neither Party shall have any liability to the other party.  On the Closing Date the Purchaser shall wire the Purchase Price for the benefit of the Company to the following account:

Bank Name:
Account Name:	VitaMedMD, LLC
ABA Routing #:
Account #:

The Company shall cause its transfer agent to issue and deliver to the Purchaser a certificate representing the shares as soon as is reasonably practicable following the Closing.

3.           Representations, Warranties and Covenants of the Purchaser

The Purchaser represents, warrants and covenants to the Company as of the date hereof and as of the Closing Date that:

       3.1           Authority; Binding Agreement.  The Purchaser has the full legal right, power and authority to enter into and to perform this Agreement.  This Agreement constitutes the Purchaser’s valid and binding obligation, enforceable against the Purchaser in accordance with its terms.

3.2           Securities Law Representations and Warranties.  The Purchaser has been advised that the Shares have not been registered under Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, but are being offered and sold pursuant to exemptions from such laws, and that the Company’s reliance upon such exemptions is predicated in part on the Purchaser’s representations contained herein.  The Purchaser acknowledges that the Company is relying in part upon the Purchaser’s representations and warranties contained herein for the purpose of determining whether the offer and sale of the Shares qualifies for applicable exemptions from registration or qualification pursuant to federal or state securities laws, rules and regulations.

3.2.1           Purchase Entirely for Own Account.  The Shares will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to distributing all or any part thereof; the Purchaser has no present intention of selling, granting any participation in or otherwise distributing any of the Shares in a manner contrary to the Act, or any applicable state securities law; and the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to the person or to any third person with respect to any of the Shares.

3.2.2           Due Diligence.  The Purchaser has been solely responsible for its own due diligence investigation of the Company, VitaMed and their respective businesses, and its analysis of the merits and risks of the investment made pursuant to this Agreement, and is not relying on anyone else’s analysis or investigation of the Company, VitaMed or either of their respective businesses or the merits and risks of the Shares other than professional advisors employed specifically by the Purchaser to assist the Purchaser.

3.2.3           Access to Information.  The Purchaser has been given access to full and complete information regarding the Company and VitaMed, including, in particular, the current financial condition and the limited assets of the Company and VitaMed and the risks associated therewith, and has utilized the access to the Purchaser’s satisfaction for the purpose of obtaining information about the Company and VitaMed.  The Purchaser has either attended or been given reasonable opportunity to attend a meeting with the senior executives of the Company and VitaMed, for the purpose of asking questions of, and receiving answers from, such persons concerning the terms and conditions of the offering of the Shares and to obtain any additional information, to the extent reasonably available, necessary to verify the accuracy of information provided to the Purchaser about the Company and VitaMed.

3.2.4           Sophistication.  The Purchaser, either alone or with the assistance of the Purchaser’s professional advisor, is a sophisticated investor, is able to fend for the Purchaser in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the prospective investment in the Shares.

3.2.5           Suitability.  The investment in the Shares is suitable for the Purchaser based upon the Purchaser’s investment objectives and financial needs, and the Purchaser has adequate net worth and means for providing for the Purchaser’s current financial needs and contingencies and has no need for liquidity of investment with respect to the Shares.  The Purchaser’s overall commitment to investments that are illiquid or not readily marketable is not disproportionate to the Purchaser’s net worth, and investment in the Shares will not cause the overall commitment to become excessive.

3.2.6           Professional Advice.  The Purchaser has obtained, to the extent the Purchaser deems necessary, the Purchaser’s own professional advice with respect to the risks inherent in the investment in the

Shares, the condition of the Company and VitaMed and the suitability of the investment in the Shares in light of the Purchaser’s financial condition and investment needs.

3.2.7           Ability to Bear Risk.  The Purchaser is in a financial position to purchase and hold the Shares and is able to bear the economic risk and withstand a complete loss of the Purchaser’s investment in the Shares.  THE SHAREHOLDER RECOGNIZES THAT THE INVESTMENT IN THE SHARES IS AN INVESTMENT INVOLVING A HIGH DEGREE OF RISK.

3.2.8           Further Limitations on Disposition.  Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Shares unless and until:

(a)	There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)
The Purchaser shall be satisfied that such proposed disposition either complies in all respects with SEC Rule 144 or any successor rule providing a safe harbor for such dispositions without registration or is otherwise exempt from registration under the Act and applicable state securities laws.

3.2.9           Residency.  For purposes of the application of state securities laws, the Purchaser represents that it is organized under the laws of the State of Louisiana.

3.2.10           Accredited Investor.  The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as such rule is presently in effect.

4.           Representations and Warranties of the Company

The Company hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that:

4.1           Authority; Binding Agreement.  The Company has the full legal right, power and authority to enter into and to perform this Agreement.  This Agreement constitutes the Company’s valid and binding obligation, enforceable against the Company in accordance with its terms.

4.2           Title to Shares.  The Company will transfer to the Purchaser at the Closing Date, good and marketable title to the Shares, free and clear of any and all security interests, liens, pledges, charges, escrows, options, rights of first refusal, mortgages, indentures, security agreements, claims or other encumbrances of any kind, and with no restriction on, or agreement relating to, the voting rights, transfer, and other incidents of record and beneficial ownership pertaining to the Shares, other than the Lock-Up Agreement executed concurrently herewith, and restrictions on transfer under applicable federal and state securities laws.

4.3           Capitalization of the Company.  As of the date hereof, the total number of shares of all classes of capital stock the Company has authority to issue is 60,000,000 shares, of which 50,000,000 are designated Common Stock, and 10,000,000 are designated preferred stock, $0.001 par value per share.  As of the date hereof, there are 16,575,209 shares of Common Stock outstanding and no outstanding preferred shares.  As of the Closing Date, the total number of shares of all classes of capital stock the Company has authority to issue is 260,000,000 shares, of which 250,000,000 are designated as Common Stock and 10,000,000 are designated as preferred stock.  All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable.  No person is entitled to any preemptive right with respect to any of the capital stock of the Company (including the Shares).

4.4           Subsidiaries.  As of the Closing Date, the Company will hold 100% of the membership interest in VitaMed.  The Company does not hold, directly or indirectly, an equity or similar interest in any other person or entity.

4.5           Conflicts; Consents.  Neither the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement will (i) conflict with or result in a breach of, or require any consent or approval under, the Articles of Incorporation, by-laws or other constitutive documents of the Company, (ii) conflict with or result in a default (or give rise to any right of termination, cancellation, acceleration or modification) or require any consent or approval of any other person or entity, or (iii) violate any law, statute, rule, regulation, order, writ, injunction or decree applicable to the Company.  Except as may be required by federal and state securities laws, no consent or approval by, or any notification or filing with, any governmental authority or any other person or entity is required in connection with the execution, delivery and performance of this Agreement.

4.6           Financial Statements.  The balance sheets of the Company at June 30, 2011, December 31, 2010 and December 31, 2009, and the related statements of income and cash flows for the six months ended June 30, 2011 and twelve months ended December 31, 2010 and 2009 (the “Financial Statements”) are set forth on Schedule 4.6.  Except as set forth in Section 4.6 of the Company Disclosure Schedules, the Financial Statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) consistently applied and in accordance with the Company’s past practice, and present fairly in all material respects the financial position, results of operations and cash flows of the Company as of the dates and for the specified periods (subject, with respect to statements of income and cash flows relating to periods of less than twelve-months, to normal year-end adjustments).  Except as may be set forth in Section 4.6 of the Company Disclosure Schedule, the Company has no material liabilities that would be disclosed on a balance sheet prepared in accordance with GAAP that are not fully reflected in, provided for, in the June 30, 2011 Financial Statements, except for obligations and liabilities incurred in the ordinary course of business after June 30, 2011.

4.7           Absence of Change.  Except as set forth in Section 4.7 of the Company Disclosure Schedule, since June 30, 2011, the Company has been operated in the Ordinary Course of Business, and there has not been:

(i)            any material obligation or liability (whether absolute, accrued, contingent, determined or undetermined or otherwise, and whether due or to become due) incurred, other than current obligations and liabilities incurred in the Ordinary Course of Business;

(ii)           any payment, discharge or satisfaction of any claim, except in the Ordinary Course of Business;

(iii)          any declaration, setting aside or payment of any dividend or other distribution with respect to the Company’s capital stock or any direct or indirect redemption, purchase or other acquisition of any such shares or equity interests, or, except as contemplated by the Merger Agreement, any split, subdivision or reclassification of such shares or equity interests;

(iv)          any issuance or sale, or, except for the Merger Agreement, any contract entered into for the issuance or sale, of any shares of its capital stock, or securities convertible into or exercisable for shares of its capital stock;

(v)   any sale, assignment, pledge, encumbrance, transfer or other disposition of any asset (real or personal, tangible or intangible), except in the ordinary course of business;

(vi)          any write-down of the value of any asset, or any write-off as uncollectible of any accounts or notes receivable or any portion thereof;

(vii)         any cancellation of any debts or claims or any amendment, termination or waiver of any rights of value;

(viii)        any capital expenditure or commitment or addition to property, plant or equipment, in each case in excess of $20,000;

(ix)           any general increase in the compensation of its employees (including any increase pursuant to any bonus, pension, profit-sharing or other benefit or compensation plan, policy or arrangement or commitment), other than in the ordinary course of business;

(x)            any damage, destruction or loss (whether or not covered by insurance) affecting any asset or property having a book value or market value in excess of $50,000;

(xi)           any commencement of any litigation, arbitration or other similar proceeding;

(xii)          any incurrence of new or additional indebtedness for borrowed money;

(xiii)         any amendment to constitutive documents other than the amendments contemplated by the Merger Agreement;

(xiv)         any payment or commitment to pay any severance or termination payment to any director, officer, employee or consultant which, in the aggregate, exceeds $100,000;

(xv)          any new bonus, stock option, pension, retirement, profit sharing, or other employee benefit plan or arrangement;

(xvi)         any amendment or termination of any material contract, agreement, lease, franchise, certificate, permit or license, except in the ordinary course of business, including termination due to the expiration of the term of any such contract, agreement, lease, franchise, certificate, permit or license in accordance with its terms; or

(xvii)        any change, effect or circumstance that is materially adverse to the Company’s assets, financial condition, results of operations or business, taken as a whole or the loss of any material customers or suppliers.

5.           Representations and Warranties of VitaMed.

VitaMed hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that:

5.1           Financial Statements.  The balance sheets of VitaMed at June 30, 2011, December 31, 2010 and December 31, 2009, and the related statements of income and cash flows for the six months ended June 30, 2011 and twelve months ended December 31, 2010 and 2009 (the “Financial Statements”) are set forth in Section 5.1 of the VitaMed Disclosure Schedules.  Except as may be set forth in Section 5.1 of the VitaMed Disclosure Schedules, the Financial Statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) consistently applied and in accordance with VitaMed’s past practice, and present fairly in all material respects the financial position, results of operations and cash flows of VitaMed as of the dates and for the specified periods (subject, with respect to statements of income and cash flows relating to periods of less than twelve-months, to normal year-end adjustments).  Except as may be set forth in Section 5.1 of the VitaMed Disclosure Schedule, VitaMed has no material liabilities that would be disclosed on a balance sheet prepared in accordance with GAAP that are not fully reflected in, provided for, in the June 30, 2011 Financial Statements, except for obligations and liabilities incurred in the ordinary course of business after June 30, 2011.

5.2           Absence of Change.  Except as set forth in Section 5.2 of the VitaMed Disclosure Schedule, since June 30, 2011, VitaMed has been operated in the Ordinary Course of Business, and there has not been:

(i)            any material obligation or liability (whether absolute, accrued, contingent, determined or undetermined or otherwise, and whether due or to become due) incurred, other than current obligations and liabilities incurred in the Ordinary Course of Business;

(ii)           any payment, discharge or satisfaction of any claim, except in the Ordinary Course of Business;

(iii)          any declaration, setting aside or payment of any dividend or other distribution with respect to VitaMed’s equity interests or any direct or indirect redemption, purchase or other acquisition of any such equity interests, or any split, subdivision or reclassification of such equity interests;

(iv)          any sale, assignment, pledge, encumbrance, transfer or other disposition of any asset (real or personal, tangible or intangible), except in the ordinary course of business;

(v)           any write-down of the value of any asset, or any write-off as uncollectible of any accounts or notes receivable or any portion thereof;

(vi)          any cancellation of any debts or claims or any amendment, termination or waiver of any rights of value;

(vii)         any capital expenditure or commitment or addition to property, plant or equipment, in each case in excess of $20,000;

(viii)        any general increase in the compensation of its employees (including any increase pursuant to any bonus, pension, profit-sharing or other benefit or compensation plan, policy or arrangement or commitment) other than in the ordinary course of business;

(ix)           any damage, destruction or loss (whether or not covered by insurance) affecting any asset or property having a book value or market value in excess of $50,000;

(x)           any commencement of any litigation, arbitration or other similar proceeding;

(xi)           any incurrence of new or additional indebtedness for borrowed money;

(xii)          any amendment to constitutive documents;

(xii)          any payment or commitment to pay any severance or termination payment to any director, officer, employee or consultant which, in the aggregate, exceeds $100,000;

(xiii)         any new bonus, stock option, pension, retirement, profit sharing, or other employee benefit plan or arrangement;

(xiv)         any amendment or termination of any material contract, agreement, lease, franchise, certificate, permit or license, except in the ordinary course of business, including termination due to the expiration of the term of any such contract, agreement, lease, franchise, certificate, permit or license in accordance with its terms; or

(xv)          any change, effect or circumstance that is materially adverse to VitaMed’s assets, financial condition, results of operations or business, taken as a whole or the loss of any material customers or suppliers.

6.           Indemnity Obligation

6.1           Survival of Indemnification Obligations. The indemnification obligations under this Section 6 with respect to representations and warranties contained herein shall survive the Closing Date indefinitely.

6.2           Indemnification by the Company.  After the Closing, the Company shall indemnify and hold harmless Purchaser and its affiliates and its former, present and future directors, officers, employees and other agents and representatives (collectively, the “Purchaser Indemnified Parties”) from and against any and all damages, fees, liens, taxes, obligations, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys’ fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, the “Losses”) incurred or suffered by any such person or that arise from (a) any misrepresentation or breach of any representation or warranty of the Company contained herein, or (b) any breach by the Company of any of their covenants or agreements in this Agreement.

6.3           Indemnification by Purchaser.  After the Closing, Purchaser shall indemnify and hold harmless the Company and its affiliates and its former, present and future directors, officers, employees and other agents and representatives (collectively, the “Company Indemnified Parties”) from and against any and all Losses incurred or suffered by any such person or that arise from (a) any misrepresentation or breach of any representation or warranty of Purchaser contained herein, or (b) any breach by Purchaser of any of its covenants or agreements in this Agreement.

6.4           Defense of Claims.  If any legal proceeding shall be instituted, or any claim or demand made, against any Purchaser Indemnified Party or any Company Indemnified Party (an “Indemnified Party”) in respect of which the Company or Purchaser may be liable hereunder (such Party, in such circumstance, being referred to herein as the “Indemnifying Party”), such Indemnified Party shall give prompt written notice thereof (the “Claim Notice”) to the Indemnifying Party; provided, that any delay in so notifying the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay. The Indemnifying Party shall have the right to defend any litigation, action, suit, demand or claim for which indemnification is sought (a “Proceeding”) and, to the extent it elects to do so by written notice to the Indemnified Party, assume and pay the expenses of the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Party.  In no event shall any Indemnified Party be required to make any expenditure or bring any cause of action to enforce the Indemnifying Party’s obligations and liability under and pursuant to this Section 6.  Except as specifically provided below, after notice by the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Proceeding, the Indemnifying Party shall not, as long as it diligently conducts such defense, be liable to the Indemnified Party under this Section 6 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding.  The Indemnified Party shall have the right to employ separate counsel in any of the foregoing Proceedings and to participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the Indemnified Party shall in good faith determine, upon the written advice of counsel, that there exists actual or potential conflicts of interest which make representation by the same counsel inappropriate.  In a case specified in the immediately preceding sentence, the Indemnifying Party shall not be obligated to pay the reasonable fees and expenses of more than one counsel for all such Indemnified Parties.  In the event that, within twenty days after receiving a Claim Notice, the Indemnifying Party fails to notify the Indemnified Party that it elects to assume the defense, compromise or settlement of the Proceeding described in such Claim Notice, the Indemnified Party shall have the right to undertake the defense of such Proceeding for the account of and at the expense of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Party at any time prior to the settlement, compromise or final determination thereof upon written notice to the Indemnified Party and upon immediate payment of all reasonable expenses theretofore incurred by the Indemnified Party in connection therewith.  Anything in this Section 6 to the contrary notwithstanding, the Indemnifying Party shall not, without the Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld or delayed, settle or compromise any Proceeding, or consent to the entry of any judgment with respect to any Proceeding; provided, however, that the Indemnifying Party may, without the Indemnified Party’s prior written consent, settle or compromise any such Proceeding or consent to entry of any judgment with respect to any such Proceeding that requires solely the payment of money damages by the Indemnifying Party and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Party from all liability in respect of such Proceeding.  If the Indemnified Party takes over and assumes control of any Proceeding, the Indemnified Party shall not, without the Indemnifying Party’s prior written consent, which consent shall not be unreasonably withheld or delayed, settle or compromise any Proceeding, or consent to entry of any judgment.  The Indemnified Party shall cooperate, and shall use its reasonable best efforts to cause its employees and the employees of any of its respective affiliates to cooperate, with the Indemnifying Party in the defense of any Proceeding assumed by the Indemnifying Party.

Section 6.5 Claims Against Indemnifying Party.  In the event any Indemnified Party should have a claim against any Indemnifying Party that does not involve a third party claim, the Indemnified Party shall give prompt written notice of such claim to the Indemnifying Party describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party’s request for indemnification under this Section 6.

7.           Restrictive Legends and Stop-Transfer Orders

7.1           Restrictive Legend.  The Company’s transfer agent shall endorse all certificates representing Shares purchased by the Purchaser and all certificates representing Shares issued or transferred after this Agreement is entered into with the following legend:

The shares of Common Stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws And neither such shares nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred unless a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act.

The sale or transfer of the securities represented by this certificate is subject to the terms and conditions of a lock-up agreement dated [____], 2011, between the issuer and the stockholder listed on the face hereof.  A copy of such agreement is on file at the principal office of the issuer and will be provided to the holder hereof upon request. No transfer of such securities will be made on the books of the issuer unless accompanied by evidence of compliance with the terms of such lock-up agreement.

7.2           Stop Transfer Order; No Transfer in Violation of Agreement.  The Purchaser agrees that, in order to ensure compliance with this Agreement’s restrictions, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.  The Company shall not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8.           Miscellaneous

8.1           Notice.  Whenever any notice or demand is to be given under this Agreement, the notice shall be in writing and addressed to the Parties at their respective addresses below:

if to the Company prior to Closing:
AMHN, Inc. 10611 N. Hayden Rd., Suite D106 Scottsdale, AZ 85260 Telephone: (888) 245-4168

with a copy to:
Sommer & Schneider LLP 595 Stewart Avenue, Suite 710 Garden City, NY 11530 Telephone: (516) 228-8181 Facsimile: (516) 228-8211

If to the Company after Closing:
TherapeuticsMD, Inc. 951 Broken Sound Parkway Suite 320 Boca Raton, FL 33487 Telephone: (561) 961-1911

with a copy to:	McCarthy, Sweeney & Harkaway, PC
1825 K Street, NW Suite 700 Washington, D.C. 20006 Attn: Susan J. King Telephone: (202) 775-5560

if to Purchaser:	Pernix Therapeutics, LLC
33219 Forest West Dr. Magnolia, TX 77354 Telephone: (843) 720-1501 Facsimile: (843) 723-0479

Notices delivered by overnight courier service (e.g., U.S. Express Mail or Federal Express) shall be deemed delivered on the business day following mailing.  Notices mailed by U.S. Mail, postage prepaid, registered or certified with return receipt requested, shall be deemed delivered five days after mailing.  Notices delivered by any other method shall be deemed given upon receipt.  Notices by facsimile transmission are acceptable under this Agreement provided that they are transmitted to the other Party’s then-current facsimile number, and are deemed delivered one (1) hour after transmission if sent during the recipient’s business hours, or 9:00 a.m. (recipient’s time ) the next business day.

8.2           Expenses.  Except as specifically provided to the contrary, each party shall pay its own expenses incurred in connection with this Agreement or any transaction contemplated by this Agreement.

8.3           Governing Law/Forum Selection.  This Agreement shall be governed by and interpreted in accordance with the domestic laws of the United States and the State of Delaware applicable to contracts made and performed solely in Delaware, without regard to conflict of law principles.  Any action related to, to enforce, construe, or interpret this Agreement shall be commenced in and adjudicated by a state court in the State of Delaware, or by a United States District Court located within the State of Delaware, which courts shall constitute the exclusive respective state and federal venue of such action.

8.4           Specific Performance.  The Purchaser and the Company each acknowledges and agrees that the other party would be damaged irreparably in the event of a breach of a party’s obligations in this Agreement.  The Purchaser and the Company each agrees that the other party shall be entitled to seek to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

8.5           Integration.  This Agreement constitutes the entire agreement between the Parties.  No prior or contemporaneous written, oral, or electronic representation form a part of this Agreement, and this Agreement supersedes all prior and contemporaneous written, oral and electronic agreements, negotiations, and representations between the Parties relating to the subject matter of this Agreement.

8.6           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.7           Amendments; Waivers.  Neither this Agreement nor any provision may be amended except by written agreement signed by the parties. No waiver of any breach or default shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default.

8.8           Further Acts.  Each Party shall perform any further acts and sign and deliver any further documents that are reasonably necessary to carry out the provisions of this Agreement.

[signatures on next page]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

AMHN, INC.

By:
/s/ Jeffrey D. Howes
Jeffrey D. Howes, President

PURCHASER: PERNIX THERAPEUTICS, LLC By: PERNIX THERAPEUTICS HOLDINGS, INC.

By:	/s/ Cooper C. Collins
	Name:	Cooper C. Collins
	Title:	President and Chief Executive Officer

SOLELY FOR PURPOSES OF SECTION 5 HEREOF:

VitaMedMD, L.L.C.

By:	/s/Robert Finizio
Name:	Robert Finizio
Title:	Chief Executive Officer

[Signature Page to Stock Purchase Agreement]